Exhibit 10.11

ALTUS POWER, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1. General; Purpose.

(a) Purpose. The Plan provides a means by which Eligible Employees and/or Eligible Service Providers of either the Company or a Designated Company may be given an opportunity to purchase Shares. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees and/or Eligible Service Providers. The Company, by means of the Plan, seeks to retain and assist its Related Corporations and Affiliates in retaining the services of such Eligible Employees and Eligible Service Providers, to secure and retain the services of new Eligible Employees and Eligible Service Providers and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations and Affiliates.

(b) Qualified and Non-Qualified Offerings Permitted. The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Share Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit Plan participation in a uniform and non-discriminatory basis. In addition, the Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Share Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Share Purchase Plan, except in each case with respect to a Non-423 Component), and the Company will designate which Designated Company is participating in each separate Offering and if any Eligible Service Providers will be eligible to participate in a separate Offering. Eligible Employees will be able to participate in either the 423 Component or the Non-423 Component of the Plan. Eligible Service Providers will only be able to participate in the Non-423 Component of the Plan.

2. Administration.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations will be eligible to participate in the Plan as Designated 423 Corporations or as Designated Non-423 Corporations, which Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii) To designate from time to time which persons will be eligible to participate in the Non-423 Component of the Plan as Eligible Service Providers and which Eligible Service Providers will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iv) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(v) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(vi) To suspend or terminate the Plan at any time as provided in Section 12.

(vii) To amend the Plan at any time as provided in Section 12.

(viii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company, its Related Corporations, and Affiliates and to carry out the intent that the 423 Component be treated as an Employee Share Purchase Plan.

(ix) To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under Applicable Laws to permit or facilitate participation in the Plan by Employees or Eligible Service Providers who are non-U.S. nationals or employed or providing services or located or otherwise subject to the laws of a jurisdiction outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans, which, for purposes of the Non-423 Component, may be beyond the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to Applicable Laws.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board and Applicable Laws. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares Subject to the Plan.

(a) Number of Shares Available; Automatic Increases. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of Shares that may be issued under the Plan is 1,536,488 Shares (the “Initial Share Pool”). The Initial Share Pool will automatically increase on January 1 of each year from 2022 to 2031 by the lesser of (i) one percent (1%) of the number of Shares outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of Shares determined by the Board prior to such date for such year, up to a maximum of 1,536,488 Shares in the aggregate.

(b) Share Recycling. If any Purchase Right granted under the Plan terminates without having been exercised in full, the Shares not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) Source of Shares. The Shares purchasable under the Plan will be authorized but unissued or reacquired Shares, including shares repurchased by the Company on the open market.

4. Grant of Purchase Rights; Offering.

(a) Offerings. The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees and/or Eligible Service Providers under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of the Plan by reference in the Offering Document or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) More than One Purchase Right. If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) Restart Provision Permitted. To the extent more than one Purchase Period is provided during an Offering, the Board will have the discretion to structure such Offering so that if the Fair Market Value of a Share on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a Share on the Offering Date for that Offering, then (i) that Offering will terminate as of the Purchase Date specified with respect to such Purchase Period, after giving effect to such purchase on the applicable Purchase Date, (ii) all Contribution amounts not applied to the purchase of Shares after giving effect to such purchase on the applicable Purchase Date shall be refunded to the applicable Participants and (iii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Offering Period and Purchase Period.

5. Eligibility.

(a) General. Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or, solely with respect to the Non-423 Component, Employees of an Affiliate and/or Eligible Service Providers.

(b) Grant of Purchase Rights in Ongoing Offering. The Board may provide that Employees will not be eligible to be granted Purchase Rights under the Plan if, on the Offering Date, the Employee (i) has not completed at least two (2) years of service since the Employee’s last hire date (or such lesser period of time as may be determined by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Board in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Board in its discretion), (iv) is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, or (v) has not satisfied such other criteria as the Board may determine consistent with Section 423 of the Code. Unless otherwise determined by the Board for any Offering Period, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee customarily works more than twenty (20) hours per week and more than five (5) months per calendar year.

(c) 5% Stockholders Excluded. No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee will own stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) $25,000 Limit. As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Share Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Service Requirement. An Eligible Service Provider will not be eligible to be granted Purchase Rights unless the Eligible Service Provider is providing bona fide services to the Company or a Designated Company on the applicable Offering Date.

(f) Non-423 Component Offerings. Notwithstanding anything set forth herein except for Section 5(e) above, the Board may establish additional eligibility requirements, or fewer eligibility requirements, for Employees and/or Eligible Service Providers with respect to Offerings made under the Non-423 Component even if such requirements are not consistent with Section 423 of the Code.

6. Purchase Rights; Purchase Price.

(a) Grant and Maximum Contribution Rate. On each Offering Date, each Eligible Employee or Eligible Service Provider, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of Shares (rounded down to the nearest whole share) purchasable either with a percentage of such employee’s earnings or with a maximum dollar amount, as designated by the Board; provided however, that in the case of Eligible Employees, such percentage or maximum dollar amount will in either case not exceed 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering, unless otherwise provided for in an Offering.

(b) Purchase Dates. The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and Shares will be purchased in accordance with such Offering.

(c) Other Purchase Limitations. Subject to Section 5(d) herein, in connection with each Offering made under the Plan, the Board may specify (i) a maximum number of Shares that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of Shares that may be purchased by all Participants pursuant to such Offering, and (iii) a maximum aggregate number of Shares that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of Shares issuable on exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the Shares (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) Purchase Price. The purchase price of Shares acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the Shares on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the Shares on the applicable Purchase Date.

7. Participation; Withdrawal; Termination.

(a) Enrollment. An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified by the Company, an enrollment form provided by the Company or any third party designated by the Company (each, a “Company Designee”). The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Laws require that Contributions be deposited with a Company Designee or otherwise be segregated.

(b) Contributions. If permitted in the Offering, a Participant may begin Contributions with the first payroll or payment date occurring on or after the Offering Date (or, in the case of a payroll date or payment date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll or payment will be included in the new Offering) or on such other date as set forth in the Offering. If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Laws or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check, or wire transfer prior to a Purchase Date, in a manner directed by the Company or a Company Designee.

(c) Withdrawals. During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. On such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions without interest and such Participant’s Purchase Right in that Offering will then terminate. A Participant’s withdrawal from that Offering will have no effect on his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(d) Termination of Eligibility. Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Eligible Employee or Eligible Service Provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. The Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services and the date of the termination of employment or service for purposes of the Plan. As soon as practicable, the Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

(e) Leave of Absence. For purposes of this Section 7, an Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Designated Company in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than three (3) months or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

(f) Employment Transfers. Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. In the event that a Participant’s Purchase Right is terminated under the Plan, the Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(g) No Transfers of Purchase Rights. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(h) No Interest. Unless otherwise specified in the Offering or required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8. Exercise of Purchase Rights.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of Shares (rounded down to the nearest whole share), up to the maximum number of Shares permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of Shares on the final Purchase Date in an Offering, then such remaining amount will roll over to the next Offering.

(c) No Purchase Rights may be exercised to any extent unless the Shares to be issued on such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all Applicable Laws. If on a Purchase Date the Shares are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the Shares are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than three (3) months from the original Purchase Date. If, on the Purchase Date, as delayed to the maximum extent permissible under the Plan, the Shares are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest.

9. Covenants of the Company. The Company will seek to obtain from each U.S. federal or state, non-U.S. or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell Shares thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Shares under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights or to issue and sell Shares on exercise of such Purchase Rights.

10. Designation of Beneficiary.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any Shares or Contributions from the Participant’s account under the Plan if the Participant dies before such shares or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation or change must be on a form approved by the Company or as approved by the Company for use by a Company Designee.

(b) If a Participant dies, in the absence of a valid beneficiary designation, the Company will deliver any Shares and Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and Contributions, without interest, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. Capitalization Adjustments; Dissolution or Liquidation; Corporate Transactions.

(a) Capitalization Adjustment. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding, and conclusive.

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, the Board will shorten any Offering then in progress by setting a New Purchase Date prior to the consummation of such proposed dissolution or liquidation. The Board will notify each Participant in writing, prior to the New Purchase Date that the Purchase Date for the Participant’s Purchase Rights has been changed to the New Purchase Date and that such Purchase Rights will be automatically exercised on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7.

(c) Corporate Transaction. In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not agree to assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase Shares (rounded down to the nearest whole share) prior to the Corporate Transaction under the outstanding Purchase Rights (with such actual date to be determined by the Board in its sole discretion), and the Purchase Rights will terminate immediately after such purchase. The Board will notify each Participant in writing, prior to the New Purchase Date that the Purchase Date for the Participant’s Purchase Rights has been changed to the New Purchase Date and that such Purchase Rights will be automatically exercised on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7.

(d) Spin-Off. In the event of a spin-off or similar transaction involving the Company, the Board may take actions deemed necessary or appropriate in connection with an ongoing Offering and subject to compliance with Applicable Laws (including the assumption of Purchase Rights under an ongoing Offering by the spun-off company, or shortening an Offering and scheduling a new Purchase Date prior to the closing of such transaction). In the absence of any such action by the Board, a Participant in an ongoing Offering whose employer ceases to qualify as a Related Corporation as of the closing of a spin-off or similar transaction will be treated in the same manner as if the Participant had terminated employment (as provided in Section 7(d)).

12. Amendment, Termination or Suspension of the Plan.

(a) Plan Amendment. The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Laws, including any amendment that either (i) increases the number of Shares available for issuance under the Plan, (ii) expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or reduces the price at which Shares may be purchased under the Plan, (iv) extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by Applicable Laws.

(b) Suspension or Termination. The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) No Impairment of Rights. Any benefits, privileges, entitlements, and obligations under any outstanding Purchase Rights granted before an amendment, suspension, or termination of the Plan will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Share Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment; provided that, any action taken pursuant to Section 11 herein shall not be treated as an amendment giving rise to impairment hereunder. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent (1) if such amendment is necessary to ensure that the Purchase Right or the 423 Component complies with the requirements of Section 423 of the Code, or (2) as reserved pursuant to the terms of the Plan.

(d) Corrections and Administrative Procedures. Notwithstanding anything in the Plan to the contrary, the Board will be entitled to: (i) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (ii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iii) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (iv) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13. Tax Matters.

(a) Section 409A of the Code. Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii). Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 13(b) below, Purchase Rights granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares subject to a Purchase Right be delivered within the short-term deferral period. Subject to Section 13(b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement, or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled, or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if a Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto and in no event will the Company, any Related Corporation or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

(b) No Guarantee of Tax Treatment. Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States, or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan, including Section 13(a) above. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

14. Tax Withholding. The Participant will make adequate provision to satisfy the Tax-Related Items withholding obligations, if any, of the Company and/or the applicable Designated Company which arise with respect to Participant’s participation in the Plan or upon the disposition of the Shares. The Company and/or the Designated Company may, but will not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such withholding obligations, withhold a sufficient whole number of Shares issued following exercise having an aggregate value sufficient to pay the Tax-Related Items or withhold from the proceeds of the sale of Shares, either through a voluntary sale or a mandatory sale arranged by the Company or any other method of withholding that the Company and/or the Designated Company deems appropriate. The Company and/or the Designated Company will have the right to take such other action as may be necessary in the opinion of the Company or a Designated Company to satisfy withholding and/or reporting obligations for such Tax-Related Items. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

15. Effective Date of Plan. The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan (or any amendment under Section 12(a) above) has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or, if required under Section 12(a) above, amended) by the Board.

16. Miscellaneous Provisions.

(a) Proceeds from the sale of Shares pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Purchase Rights unless and until the Participant’s Shares acquired on exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment or service contract. Nothing in the Plan or in the Offering will in any way alter the at-will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue his or her employment or service relationship with the Company, a Related Corporation, or an Affiliate, or on the part of the Company, a Related Corporation, or an Affiliate to continue the employment or service of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to its conflicts of laws rules. All disputes relating to the Plan and all Awards or agreements based on or pursuant to the Plan shall be submitted exclusively to the competent court in Delaware.

(e) If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f) If any provision of the Plan does not comply with Applicable Laws, such provision will be construed in such a manner as to comply with Applicable Laws.

17. Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Share Purchase Plan may be granted to Eligible Employees.

(b) “Affiliate” means any entity, other than a Related Corporation, in which the Company has an equity or other ownership interest or that is directly or indirectly controlled by, controls, or is under common control with the Company, in all cases, as determined by the Board, whether now or hereafter existing.

(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Purchase Rights are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Related Corporation or Affiliate, as such laws, rules, and regulations shall be in effect from time to time.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Shares subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company (including shares of Class B Stock) will not be treated as a Capitalization Adjustment.

(f) “Class B Stock” means the Class B common stock of the Company, par value $0.0001 per share.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Company” means Altus Power, Inc., a Delaware Corporation.

(j) “Contributions” means the payroll deductions or other payments specifically provided for in the Offering to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already contributed the maximum permitted amount of payroll deductions and other payments during the Offering.

(k) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a transfer of all or substantially all of the Company’s assets;

(ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person; or

(iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock.

(l) “Designated 423 Corporation” means any Related Corporation selected by the Board as participating in the 423 Component.

(m) “Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component will not be a Related Corporation participating in the Non-423 Component.

(n) “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.

(o) “Director” means a member of the Board.

(p) “Effective Date” means December 9, 2021.

(q) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan. For purposes of the Plan, the employment relationship will be treated as continuing intact while the Employee is on sick leave or other leave of absence approved by the Company or a Related Corporation or Affiliate that directly employs the Employee. Where the period of leave exceeds three (3) months and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(r) “Eligible Service Provider” means a natural person other than an Employee or Director who (i) is designated by the Committee to be an “Eligible Service Provider,” (ii) provides bona fide services to the Company or a Related Corporation, (iii) is not a U.S. taxpayer and (iv) meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such person also meets the requirements for eligibility to participate set forth in the Plan.

(s) “Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation or Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Employee Share Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee Share Purchase Plan,” as that term is defined in Section 423(b) of the Code.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(v) “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in such source as the Board deems reliable;

(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Shares on the date of determination, as reported in such source as the Board deems reliable; or

(iii) In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Board in compliance with Applicable Laws and in a manner that complies with Sections 409A of the Code.

(w) “Fiscal Year” means the fiscal year of the Company.

(x) “New Purchase Date” means a new Purchase Date set by shortening any Offering then in progress.

(y) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Share Purchase Plan may be granted to Eligible Employees and Eligible Service Providers.

(z) “Offering” means the grant to Eligible Employees or Eligible Service Providers of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(aa) “Offering Date” means a date selected by the Board for an Offering to commence.

(bb) “Offering Period” means a period with respect to which the right to purchase Shares may be granted under the Plan, as determined by the Board pursuant to the Plan.

(cc) “Officer” means a person who is an officer of the Company or a Related Corporation or Affiliate within the meaning of Section 16 of the Exchange Act.

(dd) “Participant” means an Eligible Employee or Eligible Service Provider who holds an outstanding Purchase Right.

(ee) “Plan” means this Altus Power, Inc. 2021 Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component, as amended from time to time.

(ff) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of Shares will be carried out in accordance with such Offering.

(gg) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(hh) “Purchase Right” means an option to purchase Shares granted pursuant to the Plan.

(ii) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(jj) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(kk) “Shares” means the Class A common stock of the Company, par value $0.0001 per share, excluding, however, any share of Class A common stock issued or issuable upon conversion of any shares of Class B Stock.

(ll) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to a Participant’s participation in the Plan and legally applicable to a Participant.

(mm) “Trading Day” means any day on which the exchange or market on which Shares are listed is open for trading.

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